                                                                   Exhibit 10.57

                                 PROMISSORY NOTE
                                 ---------------

$500,000.00

1.      Promise to Pay.
        --------------

        For value received, I, Brian M. McNamee ("Staff Member"), a married man, and I, Gillian D. McNamee, wife of Staff Member, promise to pay to the order of Amgen Inc., a Delaware corporation ("Payee"), at its office at One Amgen Center Drive, Thousand Oaks, CA 91320-1789, the sum of Five Hundred Thousand Dollars and No Cents ($500,000.00) (the "Principal"), payable in full on the earlier of five (5) years from date of execution of this Note or thirty (30) days from the date on which Staff Member ceases to be an employee of Payee, whichever first occurs, together with interest on the Principal from the date of this Note until such date as the Note is paid in full. Interest on this Note shall be computed as set forth below. The interest rate for the period from the date of this Note through December 31, 2001 (the "initial rate") is 5.00% per annum on the unpaid Principal. After December 31, 2001 the interest rate on this Note shall change as set forth below.

2.      Adjustable Interest Rate.
        ------------------------

        The interest rate shall be adjusted annually on January 1 of each year (the "Change Date") so as to equal the average interest rate designated as the "Introduction Rates" on adjustable rate loans as publicly offered by the banks and savings and loans in California as published by the Los Angeles Times in its Sunday edition. The rate shall be set using the rates published in the Los Angeles Times on the Sunday immediately preceding the Change Date. In the event that the "Introduction Rates" list is not published in the Los Angeles Times for any reason, then, in such event, the Payee shall establish the interest rate based on a survey by it of the introductory interest rates on adjustable loans offered by no fewer than five banking institutions located in Southern California that the Payee, in its sole discretion, deems representative of banking institutions in the Ventura and Los Angeles County areas. Payee shall give Staff Member notice if the interest rate shall be determined using this alternative method. Notwithstanding the foregoing, the interest rate shall never be increased or decreased on any single Change Date by more than one percentage point from the interest rate for the preceding 12 months. At no time during the term of this Note shall the annual interest rate exceed 8.00% per annum.

        Payee shall deliver or mail to Staff Member a notice of any changes in the adjustable interest rate on this Note and the amount of the Staff Member's semi-monthly payroll deductions before the effective date of any change. The notice shall include information required by law to be given to Staff Member and also the title and telephone number of a person who shall answer any questions Staff Member may have regarding the notice.

3.      Salary Deduction.
        ----------------

        The interest on this Note shall be payable by semi-monthly deductions from Staff Member's salary. The amount of such deductions shall initially be One Thousand Forty-One Dollars and Sixty-Seven Cents ($1,041.67) per installment; provided, however, that the manner of payment of this Note shall not be limited to deductions from Staff Member's salary. The amount of such deductions shall be adjusted annually concurrently with any adjustment in the interest rate on this Note to ensure that interest to be incurred during the ensuing calendar year shall be paid in twenty-four (24) equal payments. The first such installment shall be on 06/15/01; the second installment shall be on 06/30/01; and each successive installment shall be on the fifteenth and last days of each successive month until the Principal is repaid. Payee shall give Staff Member at least seven (7) days advance notice of any adjustment in the amount of said payroll deductions. Staff Member acknowledges and agrees that by executing this Note, Staff Member agrees to the payroll deductions described in this Note.

4.      Option to Convert.
        -----------------

        At the end of the term of this Note, Staff Member shall have the option to seek to convert this loan to a loan amortized over an additional five-year period by executing a new Promissory Note at terms to be mutually agreed upon by Staff Member and Payee. In the event that Staff Member and Payee are unable to reach agreement on such terms, this Note shall become immediately due and payable.

5.      Prepayment.
        ----------

        Staff Member may prepay without penalty this Note in whole or in part at any time. Any and all payments or prepayments under this Note may be made by Staff Member to Payee at the following address (or such other address as it designates in writing to Staff Member):

                            AMGEN INC.
                            One Amgen Center Drive
                            Thousand Oaks, California 91320-1789

                            Attention:  Accounting Manager

6.      Attorneys' Fees.
        ---------------

        Staff Member agrees to pay all costs and expenses, including, without limitation, collection agency fees and expenses, reasonable attorneys' fees, costs of suit and costs of appeal, which Payee may incur in the exercise, preservation or enforcement of its right, powers and remedies hereunder, or under any documents or instruments securing this Note, or under law.

7.      Modification of Terms.
        ---------------------

        Payee may, with or without notice to Staff Member, cause additional parties to be added to this Note, or release any party to this Note, or revise, extend, or renew the Note, or extend the time for making any installment provided for by this Note, or accept any installment in advance, all without affecting the liability of Staff Member. Staff Member may not assign or transfer in any manner whatsoever this Note or any of Staff Member's obligations under this Note.

8.      Security Interest.
        -----------------

        The purpose of this loan is to purchase a personal residence. Staff Member shall secure this loan by executing and causing to be filed, immediately upon close of escrow, a trust deed on this residence, commonly known as 5921 Careybrook Drive, Agoura Hills, CA 91301 whose property description is as follows: Lot 79, of Tract No. 33411, in the City of

        Agoura Hills, County of Los Angeles, State of California, as per map recorded in Book 1022 Page(s) 7 - 15 inclusive of Maps, in the office of the County Recorder of said County.

9.      Acceleration.
        ------------

        A) In the event Staff Member fails to pay when due any sums under this Note, then:

           (1) the entire unpaid balance of this Note shall, at the option of the Payee hereof, immediately become due and payable in full and unpaid Principal thereafter shall bear interest at the lesser of the maximum rate permitted by law or at the rate of 8.00% per annum; and

           (2) Staff Member authorizes Payee to deduct any sums due to Payee under this Note from any monies, including any wages due, otherwise owing to Staff Member.

        B) If Staff Member sells the residence which is purchased with the funds herein provided, this Note shall immediately become due and payable upon the sale of such residence.

10.     Waiver of Rights by Staff Member.
        --------------------------------

        Staff Member waives (1) presentment, demand, protest, notice of dishonor and/or protest and notice of non-payment; (2) the right, if any, to the benefit of, or to direct the application of, any security hypothecated to Payee until all indebtedness of Staff Member to Payee, however arising, has been paid; and (3) the right to require the Payee to proceed against any party to this Note, or to pursue any other remedy in Payee's power. Payee may proceed against Staff Member directly and independently of any other party to this Note, and the cessation of the liability of any other party for any reason other than full payment, or any revision, renewal, extension, forbearance, change of rate of interest, or acceptance, release or substitution of security, or any impairment or suspension of Payee's remedies or rights against any other party, shall not in any way affect the liability of Staff Member.

11.     Obligations of Persons Under this Note.
        --------------------------------------

        If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety, or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. Payee may enforce its rights under this Note against each person individually or against all of the signatories to this Note. This means that any one of the signatories to this Note may be required to pay all of the amounts owed under this Note.

12.     Governing Law.
        -------------

        This Note and the obligations under this Note of Staff Member or any other signatory to this Note shall be governed by and interpreted and determined in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within said State.

IN WITNESS WHEREOF, the undersigned has/have executed and delivered this Note as of the 30th day of May, 2001.

                                          /s/ Brian M. McNamee
                                          ______________________________________
                                          Brian M. McNamee


                                          /s/ Gillian D. McNamee
                                          ______________________________________
                                          Gillian D. McNamee